Lithia & Driveway (LAD) Increases Revenue 11% and Reports Diluted EPS of $9.00
________________________________________________

Announces Dividend of $0.42 per Share for Fourth Quarter

Medford, Oregon, February 15, 2023 - Lithia & Driveway (NYSE: LAD) today reported the highest fourth quarter revenue in company history.

Fourth quarter 2022 revenue increased 11% to $7.0 billion from $6.3 billion in the fourth quarter of 2021.

Fourth quarter 2022 net income attributable to LAD per diluted share was $9.00, a 6% decrease from $9.57 per diluted share reported in the fourth quarter of 2021. Adjusted fourth quarter 2022 net income attributable to LAD per diluted share was $9.05, a 21% decrease compared to $11.39 per diluted share in the same period of 2021. Unrealized foreign currency gains positively impacted earnings per share by $0.13.

Fourth quarter 2022 net income was $250 million, a 15% decrease compared to net income of $293 million in the same period of 2021. Adjusted fourth quarter 2022 net income was $251 million, a 28% decrease compared to adjusted net income of $348 million for the same period of 2021.

As shown in the attached non-GAAP reconciliation tables, the 2022 fourth quarter adjusted results exclude a $0.05 per diluted share impact resulting from non-core charges, specifically non-cash unrealized investment loss, insurance reserves, and acquisition expenses, partially offset by a net gain on the sale of stores. The 2021 fourth quarter adjusted results were $1.82 per diluted share, net of non-core charges related to a non-cash unrealized investment loss, acquisition expenses, and insurance reserves, partially offset by a net gain on sale of stores.

Fourth Quarter-Over-Quarter Comparisons and 2022 Performance Highlights:

•Revenues increased 11%
•New and used unit growth was 5% and 9%, respectively
•Total vehicle gross profit per unit of $5,691, down $1,191
•Driveway averaged more than 2 million monthly unique visitors in Q4
•Driveway Finance penetration rate rose to over 13% in Q4, originated over $600 million
•Service, body, and parts revenues increased 18%
•Adjusted SG&A as a percentage of gross profit was 62.8%
•Total outstanding share count was reduced by 10%

“The Lithia & Driveway team had another great year with a solid finish in the final quarter of 2022 across all our businesses. Operational excellence is critical across our core in-store operations, growing omnichannel offerings and captive finance arm. We are nimbly adjusting to the environment and focused on achieving our 2025 Plan. Our balance sheet is well capitalized and we’re executing on the growth initiatives across our segments. With the significant capital engine we have built, we are well positioned for further consolidation in our sector,” said Bryan DeBoer, Lithia & Driveway, President and CEO.

Full year 2022 revenue increased 24% to a record $28.2 billion from $22.8 billion in 2021.

Full year 2022 net income attributable to LAD per diluted share increased 21% to $44.17 from $36.54 for 2021. Adjusted net income attributable to LAD per diluted share increased 11% to $44.42 from $40.03 for 2021. Unrealized foreign currency losses negatively impacted earnings per share by $0.54. Full year 2022 net income attributable to LAD increased 19% to $1.3 billion from $1.1 billion for 2021. Adjusted net income attributable to LAD increased 9% to $1.3 billion for 2022 from $1.2 billion for 2021.

As shown in the attached non-GAAP reconciliation tables, the 2022 adjusted results exclude a $0.25 per diluted share net non-core charge related to a non-cash unrealized investment loss, acquisition expenses, and insurance reserves, partially offset by a net gain on sale of stores. The 2021 adjusted results exclude a $3.49 per diluted share net non-core charge related to a non-cash unrealized investment loss, acquisition expenses, loss on redemption of senior notes, insurance reserves, and asset impairment.

Full Year-over-Year Operating Highlights:
•Record full year revenues of $28.2 billion
•Used vehicle retail sales increased 29.9%
•F&I per unit increased 12.3% to $2,203
•Total vehicle gross profit per unit increased 7.6% to $6,300
•Driveway transactions increased by 272% to nearly 38,000
•Driveway Finance scaled portfolio to over $2 billion

Corporate Development
During the fourth quarter, LAD acquired a total of nine stores. These stores are expected to generate more than $560 million in annualized revenues. Notably in the quarter, we entered into two new states with Glenn’s Freedom, our first store in Kentucky and expanded our footprint to Colorado, acquiring Ferrari of Denver. Finally, we added to our network in Texas, acquiring Meador Chrysler, Dodge, Jeep, Ram (CDJR), the second largest CDJR store in Dallas/Fort Worth. In the same period, we divested a total of four stores, for a combined $160 million in annualized revenues. In 2022, Lithia acquired thirty-one stores, for a total of $3.5 billion in acquired revenues, offset by thirteen sales, totaling $663 million in revenues. In 2023, Lithia acquired one store in February expected to add $50 million in annual revenues. Since announcing the 2025 Plan in July 2020, we have acquired a total of $13.9 billion in annualized revenues.

Balance Sheet Update
LAD ended the fourth quarter with approximately $1.6 billion in cash and availability on our revolving lines of credit. In addition, unfinanced real estate could provide additional liquidity of approximately $0.5 billion.

Dividend Payment and Share Repurchases
The Board of Directors approved a dividend of $0.42 per share related to fourth quarter 2022 financial results. The dividend is expected to be paid on March 24, 2023 to shareholders of record on March 10, 2023.

During Q4, we repurchased just over 174,000 shares at a weighted average price of $198. In 2022, LAD repurchased approximately 2.4 million shares at a weighted average price of approximately $276. Under the current share repurchase authorization, approximately $501 million remains available.
Fourth Quarter Earnings Conference Call and Updated Presentation
The fourth quarter 2022 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the fourth quarter 2022 results has been added to our investor relations website. To listen live on our website or for replay, visit investors.lithiadriveway.com and click on quarterly earnings.

About Lithia & Driveway (LAD)
Lithia & Driveway (NYSE: LAD) is the premier automotive retailer in North America, offers a wide selection of vehicles across global manufacturers and provides a full suite of financing, leasing, repair, and maintenance options. Purchasing and owning a vehicle is easy and hassle-free with convenient solutions offered through our comprehensive network of locations, e-commerce platforms, and captive finance division. We deliver profitable growth through consolidating the largest retail sector in North America as we modernize the retail experience wherever, whenever and however consumers desire.

Sites
www.lithia.com
investors.lithiadriveway.com
www.lithiacareers.com
www.driveway.com
www.greencars.com
www.drivewayfinancecorp.com

Lithia & Driveway on Facebook
https://www.facebook.com/LithiaMotors
https://www.facebook.com/DrivewayHQ

Lithia & Driveway on Twitter
https://twitter.com/lithiamotors
https://twitter.com/DrivewayHQ
https://twitter.com/GreenCarsHQ

Contact:
Tina Miller
SVP and Chief Financial Officer
IR@lithia.com
(541) 864-1748

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the “Safe Harbor”provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project,” “outlook,” “target,” “may,” “will,” “would,” “should,” “seek,” “expect,” “plan,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “goal,” “strategy,” “future,” “maintain,” and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•Future market conditions, including anticipated car and other sales levels and the supply of inventory
•Our business strategy and plans, including our 2025 Plan and related targets
•The growth, expansion, make-up and success of our network, including finding accretive acquisitions and acquiring additional stores
•Annualized revenues from acquired stores
•The growth and performance of our Driveway e-commerce home solution and Driveway Finance Corporation (“DFC”), their synergies and other impacts on our business and our ability to meet Driveway and DFC-related targets
•The impact of sustainable vehicles and other market and regulatory changes on our business
•Our capital allocations and uses and levels of capital expenditures in the future
•Expected operating results, such as improved store performance, continued improvement of selling, general and administrative expenses as a percentage of gross profit and any projections
•Our anticipated financial condition and liquidity, including from our cash and the future availability of our credit facilities, unfinanced real estate and other financing sources
•Our continuing to purchase shares under our share repurchase program
•Our compliance with financial and restrictive covenants in our credit facilities and other debt agreements
•Our programs and initiatives for employee recruitment, training, and retention
•Our strategies for customer retention, growth, market position, financial results and risk management

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•Future national and local economic and financial conditions, including as a result of regional or global public health issues, inflation and governmental programs, and spending
•The market for dealerships, including the availability of stores to us for an acceptable price
•Changes in customer demand, our relationship with, and the financial and operational stability of, OEMs and other suppliers
•Changes in the competitive landscape, including through technology and our ability to deliver new products, services and customer experiences and a portfolio of in-demand and available vehicles
•Risks associated with our indebtedness, including available borrowing capacity, interest rates, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms
•The adequacy of our cash flows and other conditions which may affect our ability to fund capital expenditures, obtain favorable financing and pay our quarterly dividend at planned levels
•Disruptions to our technology network including computer systems, as well as natural events such as severe weather or man-made or other disruptions of our operating systems, facilities or equipment
•Government regulations and legislation
•The risks set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in “Part II, Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA, leveraged EBITDA and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

LAD
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended December 31,		%	Twelve months ended December 31,		%
			Increase			Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
Revenues:
New vehicle retail	$3,275.1	$2,960.0	10.6%	$12,894.5	$11,197.7	15.2%
Used vehicle retail	2,229.5	2,018.7	10.4	9,426.4	7,255.3	29.9
Used vehicle wholesale	336.0	343.6	(2.2)	1,467.5	957.1	53.3
Finance and insurance	308.4	286.3	7.7	1,285.4	1,051.3	22.3
Service, body and parts	716.2	607.6	17.9	2,738.8	2,110.9	29.7
Fleet and other	125.0	93.3	34.0	418.9	259.4	61.5
Total revenues	6,990.2	6,309.5	10.8%	28,231.5	22,831.7	23.7%
Cost of sales:
New vehicle retail	2,910.9	2,561.2	13.7	11,314.8	9,979.2	13.4
Used vehicle retail	2,067.4	1,793.3	15.3	8,601.0	6,428.6	33.8
Used vehicle wholesale	351.3	326.9	7.5	1,482.9	913.7	62.3
Service, body and parts	329.9	296.1	11.4	1,275.8	1,000.4	27.5
Fleet and other	121.5	88.2	37.8	404.6	250.8	61.3
Total cost of sales	5,781.0	5,065.7	14.1	23,079.1	18,572.7	24.3
Gross profit	1,209.2	1,243.8	(2.8)%	5,152.4	4,259.0	21.0%

Financing operations (loss) income	(7.7)	(3.6)	113.9%	(4.0)	11.0	(136.4)%

Asset impairments	—	—	NM	—	1.9	(100.0)
SG&A expense	753.4	705.7	6.8	3,044.1	2,480.8	22.7
Depreciation and amortization	48.2	33.4	44.3	163.2	124.8	30.8
Income from operations	399.9	501.1	(20.2)%	1,941.1	1,662.5	16.8%
Floor plan interest expense	(19.3)	(5.4)	257.4	(38.8)	(22.3)	74.0
Other interest expense	(38.3)	(26.6)	44.0	(129.1)	(103.4)	24.9
Other income (expense), net	(6.1)	(37.4)	NM	(43.2)	(52.0)	NM
Income before income taxes	336.2	431.7	(22.1)%	1,730.0	1,484.8	16.5%
Income tax expense	(86.3)	(139.2)	(38.0)	(468.4)	(422.1)	11.0
Income tax rate	25.7%	32.2%		27.1%	28.4%
Net income	$249.9	$292.5	(14.6)%	$1,261.6	$1,062.7	18.7%
Net income attributable to non-controlling interests	(0.9)	(0.9)	—%	(4.8)	(1.7)	182.4%
Net income attributable to redeemable non-controlling interest	(1.3)	(0.6)	116.7%	(5.8)	(0.9)	544.4%
Net income attributable to LAD	$247.7	$291.0	(14.9)%	$1,251.0	$1,060.1	18.0%

Diluted earnings per share attributable to LAD:
Net income per share	$9.00	$9.57	(6.0)%	$44.17	$36.54	20.9%

Diluted shares outstanding	27.5	30.4	(9.5)%	28.3	29.0	(2.4)%
NM - not meaningful

LAD
Key Performance Metrics (Unaudited)

	Three months ended December 31,		%		Twelve months ended December 31,		%
			Increase				Increase
	2022	2021	(Decrease)		2022	2021	(Decrease)
Gross margin
New vehicle retail	11.1%	13.5%	(240)	bps	12.3%	10.9%	140	bps
Used vehicle retail	7.3	11.2	(390)		8.8	11.4	(260)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	53.9	51.3	260		53.4	52.6	80
Gross profit margin	17.3	19.7	(240)		18.3	18.7	(40)

Unit sales
New vehicle retail	68,159	64,812	5.2%		271,596	260,738	4.2%
Used vehicle retail	75,834	69,914	8.5		311,764	275,495	13.2

Average selling price
New vehicle retail	$48,051	$45,671	5.2%		$47,477	$42,946	10.6%
Used vehicle retail	29,399	28,874	1.8		30,236	26,336	14.8

Average gross profit per unit
New vehicle retail	$5,344	$6,153	(13.1)%		$5,816	$4,673	24.5%
Used vehicle retail	2,137	3,224	(33.7)		2,648	3,001	(11.8)
Finance and insurance	2,142	2,125	0.8		2,203	1,961	12.3
Total vehicle(1)	5,691	6,882	(17.3)		6,300	5,855	7.6

Revenue mix
New vehicle retail	46.9%	46.9%			45.7%	49.0%
Used vehicle retail	31.9	32.0			33.4	31.8
Used vehicle wholesale	4.8	5.4			5.2	4.2
Finance and insurance, net	4.4	4.5			4.6	4.6
Service, body and parts	10.2	9.6			9.7	9.2
Fleet and other	1.8	1.6			1.4	1.2

Gross Profit Mix
New vehicle retail	30.1%	32.1%			30.7%	28.6%
Used vehicle retail	13.4	18.1			16.0	19.4
Used vehicle wholesale	(1.3)	1.3			(0.3)	1.0
Finance and insurance, net	25.5	23.0			24.9	24.7
Service, body and parts	32.0	25.1			28.4	26.1
Fleet and other	0.3	0.4			0.3	0.2

	Adjusted		As reported		Adjusted		As reported
	Three months ended December 31,		Three months ended December 31,		Twelve months ended December 31,		Twelve months ended December 31,
Other metrics	2022	2021	2022	2021	2022	2021	2022	2021
SG&A as a % of revenue	10.9%	11.2%	10.8%	11.2%	10.9%	10.8%	10.8%	10.9%
SG&A as a % of gross profit	62.8	56.9	62.3	56.7	60.0	57.6	59.1	58.2
Operating profit as a % of revenue	5.6	7.9	5.7	7.9	6.7	7.4	6.9	7.3
Operating profit as a % of gross profit	32.5	40.1	33.1	40.3	36.8	39.7	37.7	39.0
Pretax margin	4.8	7.5	4.8	6.8	6.1	7.0	6.1	6.5
Net profit margin	3.6	5.5	3.6	4.6	4.5	5.1	4.5	4.7
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Same Store Operating Highlights (Unaudited)

	Three months ended December 31,		%		Twelve months ended December 31,		%
			Increase				Increase
	2022	2021	(Decrease)		2022	2021	(Decrease)
Revenues
New vehicle retail	$2,869.8	$2,894.5	(0.9)%		$10,129.1	$10,729.8	(5.6)%
Used vehicle retail	2,013.1	1,973.5	2.0		7,888.0	6,997.9	12.7
Finance and insurance	269.5	279.1	(3.4)		1,027.2	1,010.7	1.6
Service, body and parts	642.7	592.6	8.5		2,232.9	2,032.9	9.8
Total revenues	6,218.1	6,166.1	0.8		22,692.8	21,941.2	3.4

Gross profit
New vehicle retail	$317.1	$391.1	(18.9)%		$1,231.4	$1,175.9	4.7%
Used vehicle retail	144.6	220.6	(34.5)		674.7	798.0	(15.5)
Finance and insurance	269.5	279.1	(3.4)		1,027.2	1,010.7	1.6
Service, body and parts	346.5	304.0	14.0		1,205.3	1,069.9	12.7
Total gross profit	1,066.6	1,216.0	(12.3)		4,125.2	4,105.4	0.5

Gross margin
New vehicle retail	11.0%	13.5%	(250)	bps	12.2%	11.0%	120	bps
Used vehicle retail	7.2	11.2	(400)		8.6	11.4	(280)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	53.9	51.3	260		54.0	52.6	140
Gross profit margin	17.2	19.7	(250)		18.2	18.7	(50)

Unit sales
New vehicle retail	59,175	63,347	(6.6)%		210,558	248,821	(15.4)%
Used vehicle retail	68,137	68,196	(0.1)		261,857	264,305	(0.9)

Average selling price
New vehicle retail	$48,498	$45,694	6.1%		$48,106	$43,123	11.6%
Used vehicle retail	29,545	28,939	2.1		30,123	26,477	13.8

Average gross profit per unit
New vehicle retail	$5,359	$6,175	(13.2)%		$5,848	$4,726	23.7%
Used vehicle retail	2,122	3,234	(34.4)		2,576	3,019	(14.7)
Finance and insurance	2,117	2,121	(0.2)		2,174	1,970	10.4
Total vehicle(1)	5,631	6,897	(18.4)		6,159	5,900	4.4
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Other Highlights (Unaudited)

	As of
	December 31,	December 31,	December 31,
	2022	2021	2020
Days Supply(1)
New vehicle inventory	47	24	50
Used vehicle inventory	55	61	65
(1) Days supply calculated based on current inventory levels, including in-transit vehicles, and a 30-day historical cost of sales level.

Selected Financing Operations Financial Information

	Three months ended December 31,				Twelve months ended December 31,
($ in millions)	2022	% (1)	2021	% (1)	2022	% (1)	2021	% (1)
Interest margin:
Interest, fee, and lease income	$51.9	10.2	$18.7	10.2	$134.1	8.7	$45.9	9.2
Interest expense	(28.9)	(5.7)	(2.0)	(1.1)	(52.2)	(3.4)	(4.8)	(1.0)
Total interest margin	$23.0	4.5	$16.7	9.1	$81.9	5.3	$41.1	8.2
Provision for loan and lease losses	$(18.9)	(3.7)	$(7.2)	(3.9)	$(44.4)	(2.9)	$(9.4)	(1.9)
Financing operations income (loss)	$(7.7)	(1.5)	$(3.6)	(2.0)	$(4.0)	(0.3)	$11.0	2.2

Total average managed finance receivables	$2,039.2		$732.5		$1,542.6		$501.5
(1)Annualized percentage of total average managed finance receivables.

Financial covenants	Requirement	As of December 31, 2022
Fixed charge coverage ratio	Not less than 1.20 to 1	5.81 to 1
Leverage ratio	Not more than 5.75 to 1	1.36 to 1

LAD
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	December 31, 2022	December 31, 2021
Cash, restricted cash, and cash equivalents	$246.7	$174.8
Trade receivables, net	813.1	685.5
Inventories, net	3,409.4	2,385.5
Other current assets	161.7	63.9
Total current assets	$4,630.9	$3,309.7

Property and equipment, net	3,574.6	3,052.6
Finance receivables, net	2,187.6	803.3
Intangibles	3,316.9	1,776.4
Other non-current assets	1,296.6	2,204.9
Total assets	$15,006.6	$11,146.9

Floor plan notes payable	2,116.6	1,190.1
Other current liabilities	1,061.6	1,212.7
Total current liabilities	$3,178.2	$2,402.8

Long-term debt	5,088.3	2,868.1
Non-recourse notes payable	422.2	317.6
Other long-term liabilities and deferred revenue	1,066.8	895.2
Total liabilities	$9,755.5	$6,483.7

Equity	5,251.1	4,663.2
Total liabilities & equity	$15,006.6	$11,146.9

LAD
Summarized Cash Flow from Operations (Unaudited)
(In millions)

	Twelve months ended December 31,
	2022	2021
Net income	$1,261.6	$1,062.7
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Asset impairments	—	1.9
Depreciation and amortization	172.7	127.3
Stock-based compensation	41.1	34.7
Loss on redemption of senior notes	—	10.3
Gain on disposal of assets	(0.1)	(2.5)
Net disposal gain on sale of stores	(66.0)	—
Unrealized investment loss (gain)	39.2	66.4
Deferred income taxes	95.2	43.1
Amortization of operating lease right-of-use assets	55.4	39.0
(Increase) decrease:
Trade receivables, net	(131.6)	(147.1)
Inventories	(923.0)	674.6
Finance receivables, net	(1,363.0)	(640.8)
Other assets	(138.3)	61.0
Increase:
Floor plan notes payable, net	273.3	116.1
Trade payables	25.3	78.4
Accrued liabilities	(2.3)	233.0
Other long-term liabilities and deferred revenue	50.4	39.1
Net cash (used in) provided by operating activities	$(610.1)	$1,797.2

LAD
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Twelve months ended December 31,
Net cash provided by operating activities	2022	2021
As reported	$(610.1)	$1,797.2
Floor plan notes payable, non-trade, net	737.9	(685.3)
Adjust: finance receivables activity	1,363.0	640.8
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(116.5)	(355.5)
Adjusted	$1,374.3	$1,397.2

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended December 31, 2022
	As reported	Net disposal gain on sale of stores	Investment loss	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$753.4	$16.4	$—	$(4.9)	$(5.0)	$759.9
Operating income	399.9	(16.4)	—	4.9	5.0	393.4
Other income (expense), net	(6.1)	—	6.5	—	—	0.4

Income before income taxes	336.2	(16.4)	6.5	4.9	5.0	336.2
Income tax (provision) benefit	(86.3)	5.9	—	(1.3)	(3.5)	(85.2)
Net income	$249.9	$(10.5)	$6.5	$3.6	$1.5	$251.0
Net income attributable to non-controlling interests	(0.9)	—	—	—	—	(0.9)
Net income attributable to redeemable non-controlling interest	(1.3)	—	—	—	—	(1.3)
Net income attributable to LAD	$247.7	$(10.5)	$6.5	$3.6	$1.5	$248.8

Diluted earnings per share attributable to LAD	$9.00	$(0.38)	$0.24	$0.13	$0.06	$9.05
Diluted share count	27.5

	Three Months Ended December 31, 2021
	As reported	Net disposal gain on sale of stores	Investment loss	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$705.7	$5.2	$—	$(0.8)	$(2.3)	$707.8
Operating income	501.1	(5.2)	—	0.8	2.3	499.0
Other income (expense), net	(37.4)	—	44.1	—	—	6.7

Income before income taxes	431.7	(5.2)	44.1	0.8	2.3	473.7
Income tax (provision) benefit	(139.2)	1.4	12.6	(0.2)	(0.6)	(126.0)
Net income	$292.5	$(3.8)	$56.7	$0.6	$1.7	$347.7
Net income attributable to non-controlling interests	$(0.9)	$—	$—	$—	$—	$(0.9)
Net income attributable to redeemable non-controlling interest	$(0.6)	$—	$—	$—	$—	$(0.6)
Net income attributable to LAD	$291.0	$(3.8)	$56.7	$0.6	$1.7	$346.2

Diluted earnings per share attributable to LAD	$9.57	$(0.12)	$1.86	$0.02	$0.06	$11.39
Diluted share count	30.4

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Twelve Months Ended December 31, 2022
	As reported	Net disposal gain on sale of stores	Investment loss	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$3,044.1	$66.0	$—	$(4.9)	$(15.0)	$3,090.2
Operating income	1,941.1	(66.0)	—	4.9	15.0	1,895.0
Other income (expense), net	(43.2)	—	39.2	—	—	(4.0)

Income before income taxes	1,730.0	(66.0)	39.2	4.9	15.0	1,723.1
Income tax (provision) benefit	(468.4)	19.1	—	(1.3)	(4.0)	(454.6)
Net income	$1,261.6	$(46.9)	$39.2	$3.6	$11.0	$1,268.5
Net income attributable to non-controlling interests	(4.8)	—	—	—	—	(4.8)
Net income attributable to redeemable non-controlling interest	(5.8)	—	—	—	—	(5.8)
Net income attributable to LAD	$1,251.0	$(46.9)	$39.2	$3.6	$11.0	$1,257.9

Diluted earnings per share attributable to LAD	$44.17	$(1.65)	$1.38	$0.13	$0.39	$44.42
Diluted share count	28.3

	Twelve Months Ended December 31, 2021
	As reported	Asset impairment	Investment loss	Insurance reserves	Acquisition expenses	Loss on redemption of senior notes	Adjusted
Asset impairments	$1.9	$(1.9)	$—	$—	$—	$—	$—
Selling, general and administrative	2,480.8	—	—	(5.8)	(20.2)	—	2,454.8
Operating income	1,662.5	1.9	—	5.8	20.2	—	1,690.4
Other income (expense), net	(52.0)	—	66.4	—	—	10.3	24.7

Income before income taxes	1,484.8	1.9	66.4	5.8	20.2	10.3	1,589.4
Income tax (provision) benefit	(422.1)	(0.5)	6.6	(1.6)	(5.1)	(2.7)	(425.4)
Net income	$1,062.7	$1.4	$73.0	$4.2	$15.1	$7.6	$1,164.0
Net income attributable to non-controlling interests	(1.7)	—	—	—	—	—	(1.7)
Net income attributable to redeemable non-controlling interest	(0.9)	—	—	—	—	—	(0.9)
Net income attributable to LAD	$1,060.1	$1.4	$73.0	$4.2	$15.1	$7.6	$1,161.4

Diluted earnings per share attributable to LAD	$36.54	$0.05	$2.52	$0.14	$0.52	$0.26	$40.03
Diluted share count	29.0

LAD
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended December 31,		%	Twelve months ended December 31,		%
			Increase			Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$249.9	$292.5	(14.6)%	$1,261.6	$1,062.7	18.7%
Flooring interest expense	19.3	5.4	257.4	38.8	22.3	74.0
Other interest expense	38.3	26.6	44.0	129.1	103.4	24.9
Financing operations interest expense	28.9	2.0	1,345.0	52.2	4.8	987.5
Income tax expense	86.3	139.2	(38.0)	468.4	422.1	11.0
Depreciation and amortization	48.2	33.4	44.3	163.2	124.8	30.8
Financing operations depreciation expense	2.5	2.5	—%	9.5	2.5	280.0%
EBITDA	$473.4	$501.6	(5.6)%	$2,122.8	$1,742.6	21.8%

Other adjustments:
Less: flooring interest expense	$(19.3)	$(5.4)	257.4	$(38.8)	$(22.3)	74.0
Less: financing operations interest expense	(28.9)	(2.0)	1,345.0	(52.2)	(4.8)	987.5
Less: used vehicle line of credit interest	(4.7)	—	NM	(9.6)	(0.1)	9,500.0
Add: acquisition expenses	5.0	2.3	117.4	15.0	20.2	(25.7)
Add: loss (gain) on divestitures	(16.4)	(5.2)	215.4	(66.0)	—	NM
Add: investment loss (gain)	6.5	44.1	(85.3)	39.2	66.4	NM
Add: insurance reserves	4.9	0.8	NM	4.9	5.8	NM
Add: loss on redemption of senior notes	—	—	NM	—	10.3	NM
Add: asset impairment	—	—	NM	—	1.9	NM
Adjusted EBITDA	$420.5	$536.2	(21.6)%	$2,015.3	$1,820.0	10.7%
NM - not meaningful

	As of				%
	December 31,				Increase
Net Debt to Adjusted EBITDA	2022		2021		(Decrease)
Floor plan notes payable: non-trade	$1,489.4		$835.9		78.2%
Floor plan notes payable	627.2		354.2		77.1
Used and service loaner vehicle inventory financing facility	877.2		500.0		75.4
Revolving lines of credit	927.6		129.9		614.1
Warehouse facilities	930.0		90.0		933.3
Non-recourse notes payable	422.2		317.6		—
Real estate mortgages	580.1		592.9		(2.2)
Finance lease obligations	56.4		53.6		5.2
4.625% Senior notes due 2027	400.0		400.0		—
4.375% Senior notes due 2031	550.0		550.0		—
3.875% Senior notes due 2029	800.0		800.0		—
Other debt	16.6		1.9		773.7
Unamortized debt issuance costs	(29.1)		(26.5)		9.8
Total debt	$7,647.6		$4,599.5		66.3%

Less: Floor plan related debt	$(2,993.8)		$(1,690.1)		77.1%
Less: Financing operations related debt	(1,352.2)		(407.6)		231.7
Less: Cash, restricted cash, and cash equivalents	(246.7)		(174.8)		41.1
Less: Availability on used vehicle and service loaner financing facilities	(17.9)		(267.4)		(93.3)
Net Debt	$3,036.9		$2,059.6		47.5%

TTM Adjusted EBITDA	$2,015.3		$1,820.0		10.7%

Net debt to Adjusted EBITDA	1.51	x	1.13	x
NM - not meaningful